     As filed with the Securities and Exchange Commission on June 29, 1999.

                                                  Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         THE IMMUNE RESPONSE CORPORATION

             (Exact name of registrant as specified in its charter)


              Delaware                                     33-0255679
   -------------------------------               ------------------------------
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

         5935 Darwin Court
        Carlsbad, California                                  92008
   -------------------------------               ------------------------------
        (Address of Principal                              (Zip Code)
         Executive Offices)

     AMENDED AND RESTATED 1989 STOCK PLAN OF THE IMMUNE RESPONSE CORPORATION
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                                              Copy to:

           RAND P. MULFORD
       Chief Financial Officer                        THOMAS E. SPARKS, JR.
   The Immune Response Corporation                Pillsbury Madison & Sutro LLP
          5935 Darwin Court                               P.O. Box 7880
   Carlsbad, California 92008                     San Francisco, CA  94120-7880
           (760) 431-7080                                  (415) 983-1000
   ------------------------------                ------------------------------
    (Name, address and telephone
    number, including area code,
        of agent for service)


                                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum       Proposed Maximum
    Title of Securities To Be        Amount To Be     Offering Price per     Aggregate Offering     Amount of Registration
           Registered               Registered (1)         Share (2)              Price(2)                    Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock $.0025 par value,     2,500,000 shares         $5.219               $13,047,500              $3,627.21
including related Series E
Participating Preferred Stock
Purchase Rights
----------------------------------------------------------------------------------------------------------------------------

(1)        Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on June 24, 1999.

                                -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8


GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on September 4, 1990, December 20, 1990, April 9, 1992, July 6, 1993, June 29, 1994, August 23, 1996, and July 16, 1997 File Nos.
33-36555, 33-38345, 33-47058, 33-65668, 33-80884, 333-10757 and 333-31377,
respectively, are hereby incorporated by reference.


INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) Registrant's Annual Report on Form 10-K (File No. 0-18006) for the fiscal year ended December 31, 1998, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1998 together with the report thereon of Arthur Andersen LLP, independent public accountants.

         (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         (3)    Registrant's current report on Form 8-K filed May 19, 1999.

         (4) The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed March 30, 1990.

         (5) The description of the Preferred Stock Purchase Rights for Series E Participating Preferred Stock, par value $.001 per share, of the Registrant contained in Registrant's Registration Statement on Form 8-A filed March 4, 1992.

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 25, 1999.

                             THE IMMUNE RESPONSE CORPORATION



                              By /s/ Dennis J. Carlo
                                ------------------------------------------------
                                               Dennis J. Carlo
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis J. Carlo, and Rand P. Mulford, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



                  Signature                                           Title                               Date
                  ---------                                           -----                               ----
/s/ Dennis J. Carlo                                  President, Chief                             May 25, 1999
--------------------------------------------         Executive Officer and Director (Principal
               Dennis J. Carlo                       Executive Officer)



/s/ Rand P. Mulford                                  Senior Vice President, Corporate             May 25, 1999
--------------------------------------------         Development, Chief Financial Officer,
               Rand P. Mulford                       Secretary and Treasurer (Principal
                                                     Financial Officer)


                  Signature                                           Title                               Date
                  ---------                                           -----                               ----
/s/ James B. Glavin                                  Chairman of the                              May 25, 1999
--------------------------------------------         Board of Directors
               James B. Glavin



/s/ Kevin B. Kimberlin                               Director                                     May 25, 1999
--------------------------------------------
             Kevin B. Kimberlin



/s/ Melvin Perelman                                  Director                                     May 25, 1999
--------------------------------------------
               Melvin Perelman



/s/ John Simon                                       Director                                     May 25, 1999
--------------------------------------------
                 John Simon



/s/ William M. Sullivan                              Director                                     May 25, 1999
--------------------------------------------
             William M. Sullivan



/s/ Philip M. Young                                  Director                                     May 25, 1999
--------------------------------------------
               Philip M. Young

                                INDEX TO EXHIBITS



Exhibit
Number              Exhibit
-------             --------
   5.1              Opinion regarding legality of
                    securities to be offered.

  10.1              Amended and Restated 1989 Stock
                    Plan of The Immune Response
                    Corporation.

  23.1              Consent of Independent Public Accountants

  23.2              Consent of Pillsbury Madison & Sutro LLP (included in
                    Exhibit 5.1).

  24.1              Power of Attorney (see page 3).